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                                                                    EXHIBIT 23.4

                   CONSENT OF INTERNATIONAL DATA CORPORATION


We hereby consent to the references to our company and to the use of information contained in our report "Storage Mechanisms: Optical/Removable, Bulletin:
Quarterly CD and DVD Market Update" (April 1999) in that certain registration statement on Form S-1 (Registration Statement No. 333-77269), including all amendments thereto and all related prospectuses, filed by Divicore Inc. for an offering of common stock of Divicore Inc.

Date June 8, 1999


                                        INTERNATIONAL DATA CORPORATION

                                        By:  /s/ Alexa McCloghan
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                                        Name:  Alexa McCloghan
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                                        Title:  Senior Vice President
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